UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 11, 2019
Date of Report (date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Stockholders on June 11, 2019. The results for each matter voted on by the stockholders at that meeting were as follows:

Proposal 1: Election of three Class II directors

Director	Term Expiring	For	Against	Abstain	Broker Non-Votes
Martin J. Vanderploeg	2022	114,504,073	3,822,404	21,572	7,934,992
Brigid A. Bonner	2022	117,794,636	456,782	96,631	7,934,992
Suku Radia	2022	113,514,690	4,758,855	74,504	7,934,992
As a result, each of Mr. Vanderploeg, Ms. Bonner and Mr. Radia was elected for a term expiring at the 2022 annual meeting of stockholders.

Proposal 2: Advisory approval of the compensation of the named executive officers

For	Against	Abstain	Broker Non-Votes
115,605,223	2,516,278	226,548	7,934,992
As a result, the proposal of the fiscal 2019 compensation of the named executive officers was approved.

Proposal 3: Advisory approval on the frequency of stockholder advisory votes on executive compensation

1 Years	2 Years	3 Years	Abstain	Broker Non-Votes
118,046,624	61,308	223,751	16,366	7,934,992
As a result, the proposal to hold future stockholder votes to approve the compensation of our named executive officers every year was approved by stockholders. The Company’s Board of Directors, who recommended a one-year frequency, has determined that the Company will hold its advisory executive compensation vote every year.

Proposal 4: Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019

For	Against	Abstain
126,200,188	72,374	10,479
As a result, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019

WORKIVA INC.

By:	/s/ Troy M. Calkins
Name:	Troy M. Calkins
Title:	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary